Exhibit 23.4

上海市徐汇区漕溪北路333号中金国际广场B栋701室

7th Floor, Tower B, CCIG International Plaza, 333 North Caoxi Road, Shanghai, PRC

电话/Tel：（8621）5108 2699

网址：www.iresearch.com.cn

上海艾瑞市场咨询股份有限公司

Shanghai iResearch Co., Ltd., China

November 17, 2022

To:

360 DigiTech, Inc. P.O. Box 309 Ugland House Grand Cayman KY1-1104, Cayman Islands (the “Company”)

Re: Consent of Shanghai iResearch Co., Ltd.

Ladies and Gentlemen,

We understand that 360 DigiTech, Inc. (the “Company”) filed a registration statement on Form F-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including any exhibits and any schedules thereto and any documents incorporated or deemed to be incorporated by reference therein, (ii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iii) on the websites of the Company and its subsidiaries and affiliates, and (iv) in other publicity materials.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

上海市徐汇区漕溪北路333号中金国际广场B栋701室

7th Floor, Tower B, CCIG International Plaza, 333 North Caoxi Road, Shanghai, PRC

电话/Tel：（8621）5108 2699

网址：www.iresearch.com.cn

上海艾瑞市场咨询股份有限公司

Shanghai iResearch Co., Ltd., China

For and on behalf of

Shanghai iResearch Co., Ltd., China

/s/ Leo Li
Name: Leo Li
Title: Vice General Manager

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